Exhibit 99.1

Faraday Future Founder and Global CEO YT Jia Shares Weekly Investor Update: Renewed Nasdaq Compliance, “Built in USA” Upgrades including the Launch of Universal Beyond-Line-of-Sight Teleoperation and Multi-Robot Control Platform

•	On August 7, U.S. time, FF officially received notice from Nasdaq that the Company has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2), and the related compliance matter has now been formally closed.

•	FF makes two technological breakthroughs for its FF EAI Robotics, including the launch of Version 1.0 of FF’s self-developed Universal Beyond-Line-of-Sight (BLOS) Teleoperation and Multi-Robot Control Platform along with making a series of practical upgrades to FF EAI Robotics’ security and inspection solutions.

•	Two upcoming “Built in USA” Upstream & Downstream Partner Recruitment Conferences are planned, the first on August 26, will focus on downstream partners across FF’s “Four-Core Full-Stack AI” ecosystem and the second, on September 28, will focus on upstream partners.

•	The Company will hold its Q2 earnings call at 4:00 p.m. Pacific Time on August 13, and 7:00 a.m. Beijing Time on August 14. During the call, management will provide FF’s investors with a detailed update on its Q2 business, operating performance, and financial results.

Los Angeles, CA (August 9, 2026) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today shared a weekly business update from YT Jia, Founder and Global CEO of FF.

“Hello, everyone. Welcome to Issue 67 of our Weekly Report. Here are this week’s key highlights:

1. This Friday, FF officially received notice that it has regained compliance with the minimum bid price requirement for continued listing.

2. FF EAI Robotics has achieved two key technological breakthroughs in its “Built in USA” Acceleration Program.

3. On August 26 and September 28, we will host two “Built in USA” Upstream & Downstream Partner Recruitment Conferences.

4. We will hold our Q2 earnings call on August 13.

5. We are advancing a Capital Value Restoration Sub-Campaign focused on locking in the conversion price floor for our existing notes and accelerating debt reduction.

First, let me share some good news on our listing compliance. On August 7, U.S. time, FF officially received notice from Nasdaq that the Company has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2), and the related compliance matter has now been formally closed. This marks an important step forward in the Company’s listing compliance efforts, as well as a milestone in our recent capital markets initiatives. It further strengthens FF’s foundation for continued development in the U.S. capital markets, supports our efforts to bring in strategic investors, and will help accelerate the next phase of our capital strategy, business growth, and the rebuilding of stockholder value.

At the same time, we fully recognize the challenges that fluctuations in the Company’s stock price have posed to stockholder value throughout this process. Protecting stockholder interests and long-term value has always been one of our highest priorities. Regaining Nasdaq compliance is not the finish line, but a new starting point. Building on the sub-campaign launched last week as part of our capital market transformation, we will continue to optimize our capital structure and advance broader capital strategy reforms. Through continued improvements in our fundamentals, a stronger capital structure, and the creation of long-term value, we aim to restore the Company’s value in the capital markets step by step.

Next, let me share two technological breakthroughs from FF EAI Robotics. The first is the launch of Version 1.0 of FF’s self-developed Universal Beyond-Line-of-Sight (BLOS) Teleoperation and Multi-Robot Control Platform, which is now ready for deployment. To address a key industry challenge—standalone robot applications are not yet fully mature, while complex tasks still require human-robot collaboration—the platform has achieved breakthroughs in two core capabilities: BLOS teleoperation and heterogeneous multi-robot control.

BLOS teleoperation enables operators to remotely control robots in complex environments such as factories, allowing robots to perform tasks that are dangerous, difficult, or otherwise unsuitable for direct human involvement. Over time, the system will progressively evolve toward fully autonomous operation, continuously reducing the need for human intervention. Heterogeneous multi-robot control supports robots across different form factors, enabling unified scheduling, coordination, and control across multiple robots, form factors, and tasks. This provides a universal multi-robot control solution for industries including education, industrial applications, security, and inspection.

Following the completion of Phase One of the “Built in USA” Acceleration Program and the major progress we have made with our education ecosystem solutions, this platform represents another breakthrough for FF in industry productivity solutions. It also marks a major step forward in our “One Brain, Multiple Forms; Multiple Forms, Multiple Capabilities” technology roadmap and will create significant value across our four major industry ecosystems and their productivity solutions.

The second technological advancement is a series of practical upgrades to FF EAI Robotics’ security and inspection solutions:

1. The solutions now support autonomous navigation across large-scale environments, abnormal event classification, personnel recognition, and real-time alerts.

2. Mobile control and real-time voice interaction have been further optimized.

3. The RoboFoundry cloud platform now supports LeRobot 3.0 and remote software updates, further improving operations and maintenance efficiency.

These practical capabilities will also be gradually expanded into a broader range of industry applications, including logistics and sorting, industrial applications, and education.

Next, let me preview our two upcoming “Built in USA” Upstream & Downstream Partner Recruitment Conferences. The first, on August 26, will focus on downstream partners across our “Four-Core Full-Stack AI” ecosystem. It will showcase the latest achievements of our EAI education ecosystem and highlight its nationwide replication, while bringing together downstream customers and channel partners. The second, on September 28, will focus on upstream partners, bringing together industry partners across local manufacturing, core computing infrastructure, key components, certification, and regulatory compliance. It helps accelerate the buildout of an end-to-end ecosystem spanning supply chain development through commercialization and sales, while advancing the “Built in USA” Acceleration Program and the nationwide scaling of our “Four-Core Full-Stack AI” robotics ecosystem.

On the capital and financial side:

1. The Company will hold its Q2 earnings call at 4:00 p.m. Pacific Time on August 13, and 7:00 a.m. Beijing Time on August 14. During the call, management will provide our investors with a detailed update on our Q2 business, operating performance, and financial results; share the progress and achievements to date from our “Five New Transformations”; and discuss the next-stage execution plans and performance outlook for our robotics business. We welcome FFAI stockholders and investors to join the call.

2. This week, FF also launched its Capital Value Restoration Sub-Campaign for our “Four-Core Full-Stack AI” robotics business. Key initiatives include, subject to applicable laws and contractual obligations, establishing a $5.00-per-share conversion price floor for all existing convertible notes, with legally binding implementation already completed for the vast majority of them; accelerating debt reduction; and committing to direct future new financing primarily toward the development of our robotics business. We will provide further details during next week’s earnings call.

We believe and are confident that, through continued improvements in our fundamentals and the ongoing implementation of our transformation initiatives, FF’s capital value will soon return to a level that more fully reflects the Company’s underlying value. Thank you, everyone. We’ll see you next week.”

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to reshaping the future of robotics and mobility solutions through AI innovation and technologies. FF focuses on two major product strategies within the Embodied AI (EAI) robotics business: EAI humanoid and bionic robots, and EAI automotive-focused robots. By building a Three-in-One ecosystem of “Device, Data, EAI Brain & Open-Source and Open Platform,” FF aims to create an evolutionary flywheel: scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capability, and even larger-scale delivery and deployment. Through this flywheel, FF seeks to maximize its commercial value and lead to the advancement of Physical AI. For more information, please visit Faraday Future’s official website: https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding potential future legal actions against alleged illegal market manipulation or similar improper activities, and FF’s entry into the embodied AI robotics market and robotics deliveries and development, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations, which it currently lacks; the availability of sufficient share capital to meet its current obligations and execute on its strategy; the willingness of convertible debt investors to fund the Company ; demand for the Company’s robotics products; the ability of B2B preorder companies to locate customers to purchase our robotics products, on which their nonbinding preorders substantially depend; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; the ability of the Company to build an EAI education ecosystem that serves both the B2C consumer market and the B2B institutional education market; the acceptance by teachers and students of the Company’s robotics products in the education market; the ability of the Company to expand into additional markets for its robotics products; the Company’s reliance on a single OEM for most of its robotics products; the Company’s ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; tariff uncertainty for imported products, particularly from China; demand from automobile dealers for robotics products; the Company's ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which is substantial; the Company’s ability to secure an occupancy certificate covering all of its Hanford facility; the Company's ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of substantial losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company's control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company's operations in China; the success of the Company's remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company's ability to develop and protect its technologies; the Company's ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and Form 10-K filed with the SEC on March 31, 2026, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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